UNITED STATES

SECURITIES EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report:

April 28, 2008

PROMODOESWORK.COM, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-147169	98-0521484
State or other jurisdiction of incorporation	Commission File Number	IRS Identification No.

6972 Coach Lamp Drive

Chilliwack, BC

Canada V2R 2Y7

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code:  (604) 858-0172

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance On Previously Issued Financial Statements Or A Related Audit Report Or Completed Interim Report

On February 19, 2008, Registrant filed its Quarterly Report on Form 10-QSB for the quarter ended December 31, 2007.  Registrant believed that its auditor, Moore & Associates, had given final approval of the Report for filing.  On April 28, 2008, the Registrant was informed that its financial statements had not been given final approval and that the financial statements contained in its Form 10-QSB filed On February 19, 2008, should not be relied upon.  Registrant immediately commenced preparation of an amendment to its Form 10-QSB, which would contain the reviewed financials upon which the public could rely.  Registrant and its auditors also discussed the preparation and filing of this Form 8-K.

It should be noted that the difference between the financial statements contained in the original Form 10-QSB and the amended Form 10-QSB do not reveal any material changes.  Further, Registrant has instituted an amended internal procedure that requires two officers or directors, or a combination thereof, to approve and authorize the filing of any report to the Commission.

SIGNATURES

PROMODOESWORK.COM, INC.

_/s/ Louis Waldman

Louis Waldman, President